Exhibit 99.1

Atlantic Union Bankshares Announces Change of Annual Shareholder Meeting to a Virtual Meeting

Richmond, Va., April 9, 2020 – Atlantic Union Bankshares Corporation (the “Company”) today announced that, in response to the public health concerns regarding the coronavirus (COVID-19), it has changed the location of its 2020 annual meeting of shareholders (the “Annual Meeting”) from a physical meeting to a virtual meeting held on the internet.

“We made the decision out of an abundance of caution and to comply with limitations related to large group meetings due to the spread of the coronavirus (COVID-19). The change of venue will still enable shareholders to vote and ask questions, but it also supports the health and well-being of our teammates, shareholders, and our community,” said John C. Asbury, President and Chief Executive Officer of the Company.

The Annual Meeting can be accessed via the internet at: www.meetingcenter.io/258767844. The previously announced date and time of the Annual Meeting (Tuesday, May 5, 2020 at 10:00 a.m.) has not changed.

Attendees will have two options when they log into the virtual meeting: Join as a “Guest” or Join as a “Shareholder”. The password for the meeting is: “AUB2020”. To join as a “Shareholder,” you will be required to have a control number in addition to the password.

Shareholders may vote prior to the Annual Meeting by Internet, telephone or regular mail as previously described in the Company’s proxy statement for the Annual Meeting.

If you were a shareholder as of the close of business on March 11, 2020, the record date for the Annual Meeting, and have your control number, you may vote and have the ability to ask questions during the Annual Meeting by following the instructions available on the meeting website listed above. For registered shareholders, the control number can be found on your proxy card or notice, or email you previously received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to vote during the Annual Meeting. To register, you must first obtain a legal proxy from your bank or broker and email proof of your legal proxy, either as a forwarded email from your bank or broker or attached image of your legal proxy, reflecting the number of shares of Company common stock you held as of the record date, along with your name and email address to Computershare at legalproxy@computershare.com. Requests for registration must include the subject line “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on Thursday, April 30, 2020. You will receive a confirmation email from Computershare of your registration and a control number that you can use to vote during the Annual Meeting.

If you do not have your control number, you may attend as a guest (non-shareholder), but you will not have the option to vote your shares or ask questions during the Annual Meeting.

Closed captioning will be provided for the duration of the Annual Meeting.

Please note that the proxy card included with the proxy materials previously distributed may continue to be used to vote your shares in connection with the Annual Meeting.

About Atlantic Union Bankshares Corporation

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (Nasdaq: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 149 branches and approximately 170 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Middleburg Financial is a brand name used by Atlantic Union Bank and certain affiliates when providing trust, wealth management, private banking, and investment advisory products and services. Certain non-bank affiliates of Atlantic Union Bank include: Old Dominion Capital Management, Inc., and its subsidiary, Outfitter Advisors, Ltd., Dixon, Hubard, Feinour, & Brown, Inc., and Middleburg Investment Services, LLC, which provide investment advisory and/or brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

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Contact:

Bill Cimino, Senior Vice President and Director of Investor Relations 804.448.0937